EXHIBIT 10.1
FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
T SERIES MIDDLE MARKET LOAN FUND LLC

This FIRST AMENDMENT (the “Amendment”) to the First Amended and Restated Limited Liability Company Agreement (the “Agreement”), effective as of October 13, 2021, of T Series Middle Market Loan Fund LLC, a Delaware limited liability company (the “Company”), is entered into as of May 16, 2023 (the “Effective Time”).

WHEREAS, Section 11.1(a)(i) of the Agreement provides that the Agreement may be amended with the consent of the Board and a majority-in-interest of the Common Unitholders, provided that no Preferred Units have been issued and are outstanding; and

WHEREAS, the Company has received the prior unanimous written consent of each of its Board of Directors and the Common Unitholders to this Amendment and the Company has not issued any Preferred Units as of the date hereof.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.Defined Terms. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Agreement.
2.Amendment to Section 4.4 of the Agreement. The first paragraph of Section 4.4 of the Agreement is hereby amended and restated in its entirety (with emphasis added for the amended language) as follows:
Distributions. Subject to the discretion of the Board of Directors, the requirements of Section 852(a) of Subchapter M of the Code, the terms of any Financings or other obligations or Preferred Units and any other applicable legal requirements, the Company intends to (i) authorize and declare cash distributions on a periodic basis and pay such distributions on a periodic basis, which may be funded from any sources of funds available to the Company, and (ii) distribute substantially all of its investment company taxable income and net capital gain for each taxable year in order to qualify for treatment as a RIC under Subchapter M of the Code, for any such taxable year.
3.Amendments to Section 3.9 of the Agreement. Section 3.9(ii) and (iii) of the Agreement are each hereby amended and restated in their entirety as follows:
(ii)     The entry into a credit facility or similar documents pursuant to which the Company or its subsidiaries incur leverage secured by Undrawn Commitments (a “Subscription Facility”);

(iii)     Any material amendments to any Subscription Facility pursuant to which the Company or its subsidiaries (i) incurs additional leverage or (ii) amends the terms and conditions of any security related to Undrawn Commitments granted as part of such Subscription Facility;

BUSINESS.30026208.5

4.Except as expressly amended hereby, the Agreement remains in full force and effect.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

COMPANY:
T SERIES MIDDLE MARKET LOAN FUND LLC

By: ____________________________
Name:
Title:

MEMBERS:

MS CREDIT PARTNERS HOLDINGS INC.

By: _____________________________
Name:
Title:

TCORP IM MIDDLE MARKET BANK LOAN FUND

By: J.P. Morgan Nominees Australia Pty Limited as nominee for JPMorgan Chase Bank, N.A. (Sydney Branch) as custodian for New South Wales Treasury Corporation as trustee

By: _____________________________
Name:
Title:

[Signature Page to First Amendment to the First Amended and Restated
Limited Liability Company Agreement of T Series Middle Market Loan Fund LLC]